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                                                                  EXHIBIT NO. 21

                                  Subsidiaries

                                                               State of
                              Name                          Incorporation
                              ----                          --------------
      Pro-Soft Development Corp.                            California
      The Chapel Hill Group - Technology Consultants, Inc.  North Carolina
      Net Guru Technologies, Inc.                           Illinois
      International Certification Internet Institute        Ireland